SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange

     Act of 1934



Date of Report (date of earliest event reported):    April 13, 1995


                    TOP SOURCE TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)





                            Delaware
                 (State or other jurisdiction of incorporation)



       1-11046                       84-1027821
   (Commission File Number)        (IRS Employer Identification No.)



  2000 PGA Blvd., Suite 3200, Palm Beach Gardens, Florida 33408
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (407) 775-5756



                            N/A
(Former name or former address, if changed since last report)




     ITEM 5.   OTHER EVENTS

     Top Source Technologies, Inc. (the "Company") is introducing a new product, a unique on-site oil analyzer ("OSA"), which has the potential to provide substantial future growth and revenue and to provide future profitability. The Company has developed the OSA in conjunction with Thermo Jarrell Ash Corporation ("TJA"), a subsidiary of Thermo Instrument Systems Inc., for use in the petrochemical, automotive and equipment service industries. The Company and TJA recently entered into an agreement for the development, manufacture and marketing of the OSAs. Under this agreement, TJA has the exclusive manufacturing rights for the OSAs and the Company has the exclusive marketing rights for the automotive, petrochemical and equipment service industries. The Company's ability to meet commitments for delivery of the OSAs is partially dependent upon TJA's ability to manufacture OSAs in a timely manner. To date, there have been problems resulting from assembly and software defects that have delayed the Company's roll-out of the OSAs. There can be no assurance that such delays will not occur in the future or that operational problems with the OSAs will not occur. The Company's prospects could be adversely affected to the extent any such problems result in failures by the Company to meet customer orders on a timely basis or failures to deliver OSAs that provide the contracted-for services. Additionally, due to the proprietary technology of the OSAs, the Company may not be able to locate other qualified third party manufacturers in the event that TJA fails to comply with the agreement.

     The Company began its roll-out of the OSAs in December 1994. The Company believes that the OSAs represent a substantial future opportunity and, accordingly, it is devoting significant resources to supporting its introduction. In the initial roll-out, the Company and its customers have encountered hardware difficulties caused by the initial units assembled by TJA and found software problems.

     The Company has been assured by TJA that with its new assembly operations for the OSAs, it is anticipated that TJA will be able to assemble OSAs more efficiently and without material difficulties or problems. As of late April 1995, three OSAs delivered to an oil refinery were producing limited revenue; seven equipment maintenance OSAs were being retrofited to correct problems. To support the roll-out, TJA has shifted assembly to a new plant and devoted resources to correcting the initial design problems. Similarly, the Company has devoted substantial effort to enhance the software. Although the Company has been recently notified by a multinational oil company, which has installed two OSAs used in process control at two parts of the refinery and one for equipment maintenance, that it wishes to use OSAs at nine refineries in the United States and Canada and expand the OSAs to other parts of the refineries, the Company will be required to recruit substantial additional personnel to assist in the installation of OSAs at other refineries and in the expansion to other parts of the refineries. The expansion schedules are currently under development by the oil company. Expansion will require additional software development. The first expansion effort is currently underway at the initial refinery. The software has been developed for this phase and installation is awaiting the refinery's delivery of an equipped trailer. Additionally, the Company is continuing to modify marketing approaches in order to stimulate other initial customers to increase their utilization of the OSAs.

     The Company is expending significant amounts in rolling-out the OSAs which is adversely affecting operating results during the current fiscal year. The Company currently expects to report a loss for fiscal 1995 on a consolidated basis. This is due to a conscious decision by the Company to invest significantly greater amounts of expenses to accelerate the deployment of OSAs. However, if the Company were to determine in the future to cease marketing the OSAs, its core business is profitable (excluding any charge for discontinued operations) and has positive cash flow and is expected to remain so. There can be no assurance that over a sustained period the OSAs will generate a substantial increase in revenue for the Company or create income from operations.

     The OSAs are complex equipment utilizing hardware and software developed by TJA and software developed by the Company over more than a two year period. The OSAs underwent beta testing during fiscal 1994 and, as a result, various changes were made to meet the particular requirements of OSA customers and to modify problems that were discovered. Beta testing refers to the process through which early versions of a new product are shipped to customers so as to further refine the product. As is common with sophisticated computer software and complex machinery, developmental difficulties or problems only become apparent subsequent to widespread commercial use. Problems which may arise in the operation of OSAs could have a material adverse effect upon the Company's future operations. As stated above, the initial OSAs contained first-stage hardware and software problems which the Company has been working with TJA to eliminate during the current fiscal year.

     The Company's on-site oil analyzer OSA line of credit with the First Union National Bank requires the Company, among other things, to pay TJA $1.9 million in order to be able to draw on the line. To date, the Company has paid approximately $1.2 million. To meet the remainder of its obligation to First Union National Bank and to fund OSA operating costs, the Company has arranged with its principal stockholder, Ganz Capital Management, Inc. ("Ganz Capital"), to sell $3 million of convertible notes to clients of Ganz Capital. The Company and Ganz Capital are in the final stages of negotiations, and the Company expects to close the sale of the notes in May 1995. The Company and Ganz Capital have agreed that the notes will pay 9% per annum interest and be convertible after one year into shares of the Company's common stock at $10.00 per share. The Company has agreed to register the shares of common stock to permit public sale in the event of conversion.

     In April 1995, the Company increased its working capital line of credit with the First Union National Bank by $250,000 to $750,000 to support the increased expenses associated with the roll-out of the OSAs and as of May 3, 1995 had no balance outstanding. The Company regularly uses this line of credit and repays it on a monthly basis.

     The Company anticipates that it will grow substantially during the fiscal year beginning October 1, 1995. In order to support such growth, the Company must recruit a substantial number of persons with the appropriate technical expertise to develop and engineer changes to the OSAs designed to serve the petrochemical industry, supervise the installation of OSAs at customer sites, and assist customers in utilizing the OSAs.

     The Company has received a purchase order from Chrysler to supply Overhead Sound System ("OSS") units to Chrysler for the 1996 model year Jeep(R) Cherokees and Wranglers. In addition, the Company has received approval for and has purchased tooling for the 1997 Wrangler although it has not yet received the purchase order. For the 1997 model year, Chrysler is making changes to the
Jeep(R) Cherokee including the installation of rear speakers on 100% of the models to be produced. While the Company expects that its OSS will be used, because changes are being made, no assurance can be given that the Company will supply Chrysler with OSS units in the future.



     ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of businesses acquired

          Not Applicable.

     (b)  Pro-forma financial information.

          Not Applicable.

     (c)  Exhibits.

          Not Applicable.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                   TOP SOURCE TECHNOLOGIES, INC.
                                  (Registrant)



By (Signature and Title):     /s/ James P. Samuels
                          James P. Samuels, Vice President of Finance

Dated: May 3, 1995